Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the “Corporation”), hereby constitute and appoint John R. Erickson, Cydonii V. Fairfax and Samuel A. Flax, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him or her and on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form N-2 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration of up to $1,750,000,000 of common stock, $0.01 par value per share, preferred stock, $0.01 par value and/or debt securities and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he or she himself or herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS HEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.

AMERICAN CAPITAL STRATEGIES, LTD.

/s/ JOHN ERICKSON

John Erickson Executive Vice President, Chief Financial Officer and Secretary

Dated: March 22, 2004

Signature	Title	Date

/s/ MALON WILKUS Malon Wilkus	Director, Chairman, Chief Executive Officer and President (Principal Executive Officer)	March 22, 2004

/s/ JOHN R. ERICKSON John R. Erickson	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 22, 2004

/s/ MARY C. BASKIN Mary C. Baskin	Director	March 12, 2004

/S/ Neil M. Hahl Neil M. Hahl	Director	March 11, 2004

/s/ PHILIP R. HARPER Philip R. Harper	Director	March 17, 2004

/s/ STAN LUNDINE Stan Lundine	Director	March 22, 2004

/s/ KENNETH D. PETERSON Kenneth D. Peterson	Director	March 16, 2004

/s/ ALVIN N. PURYEAR Alvin N. Puryear	Director	March 15, 2004

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